Cane Clark LLP				3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Chad Wiener+	Scott P. Doney~	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@caneclark.com

January 26, 2007

Oxford Media, Inc.
One Technology Drive
Building H
Irvine, California 92618

Re:	Oxford Media, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Oxford Media, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 5,050,000 shares of the Company’s common stock already issued (the “Shares”); 13,325,000 shares of common stock underlying issued warrants (the “Warrant Shares”); and 1,342,857 shares of common stock potentially issuable upon the conversion of a promissory note (the “Note Shares”).

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated November 30, 2006; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the selling shareholders are validly issued, fully paid and non-assessable, and that the Warrant Shares and Note Shares will be validly issued, fully paid and non-assessable upon proper conversion under each of their terms. This opinion is based on Nevada general corporate law.

Very truly yours,

CANE CLARK, LLP

/s/ Kyleen Cane
Kyleen E. Cane

*Licensed Nevada, California, Washington and Hawaii Bars;
^ Nevada, Colorado and District of Columbia Bars
+ Illinois, Nevada and Wisconsin State Bars ~Nevada

Oxford Media, Inc.
January 26, 2007

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK, LLP

/s/ Kyleen Cane
_____________________________
Kyleen E. Cane